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                                                                     EXHIBIT 4.2


                         CERTIFICATE OF MEMBERSHIP UNITS

                                                                 Membership
         Number                                                    Units

   _________________                                          _________________

                 [UNITED WISCONSIN GRAIN PRODUCERS, L.L.C. LOGO]

                    UNITED WISCONSIN GRAIN PRODUCERS, L.L.C.

A LIMITED LIABILITY COMPANY ORGANIZED UNDER THE LAWS OF THE STATE OF WISCONSIN


          THIS CERTIFIES THAT _________________________________________________
is/are the owner(s) of _________________________________________________ UNITS
(_____________________) of the Membership Units of United Wisconsin Grain Producers, L.L.C., a Wisconsin limited liability company. Changes in the actual Membership Units held by the Members are reflected in the Certificate Register of the Company.

The Membership Units represented by this Certificate may not be transferred or assigned except in compliance with the Operating Agreement of the Company, a copy of which is available at the principal office of the Company.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized Chairman and Secretary as of this _________day of _____________, 2002.

   -------------------------------          ---------------------------------
        Kevin Roche, Chairman                  Nancy Kavazanjian, Secretary

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FOR VALUE RECEIVED,__________________ HEREBY SELL, ASSIGN, AND TRANSFER
UNTO_________________________________ _________UNITS REPRESENTED BY THE WITHIN
CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT
_______________________________ATTORNEY TO TRANSFER THE SAID UNITS ON THE BOOKS OF THE WITHIN NAMED COMPANY WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

          DATED___________________,___________.

IN PRESENCE OF

_____________________________
                                        ____________________________


                                        ____________________________

          The transferability of the Units represented by this certificate is restricted. Such Units may not be sold, assigned, or transferred, nor will any assignee, vendee, transferee, or endorsee thereof be recognized as having acquired any such Units for any purposes, unless and to the extent such sale, transfer, hypothecation, or assignment is permitted by, and is completed in strict accordance with, applicable state and federal law and the terms and conditions set forth in the Operating Agreement as agreed to by each Member.

          The securities represented by this certificate may not be sold, offered for sale, or transferred in the absence of either an effective registration under the securities act of 1933, as amended, and under applicable state securities laws, or an opinion of counsel satisfactory to the company that such transaction is exempt from registration under the securities act of 1933, as amended, and under applicable state securities laws.